Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 2013, in the Registration Statement (Form S-1/A) and related Prospectus of Envision Healthcare Holdings, Inc. (formerly known as CDRT Holding Corporation) dated July 15, 2013.

/s/ Ernst & Young LLP Denver, Colorado July 15, 2013